Exhibit 99.2
Inotiv, Inc. Announces Pricing of Public Offering of 6,000,000 Common Shares
WEST LAFAYETTE, IN, December 18, 2024 – Inotiv, Inc. (Nasdaq: NOTV) (the “Company”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced the pricing of its underwritten public offering of 6,000,000 common shares at a price to the public of $4.25 per share. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 900,000 common shares at the public offering price less underwriting discounts and commissions. All the shares are being offered by the Company. The offering is expected to close on December 19, 2024, subject to customary closing conditions.
The Company intends to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes.
Lake Street Capital Markets, LLC is acting as the sole book-running manager for the proposed offering.
A shelf registration statement on Form S-3 relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on August 31, 2022. Before you invest, you should read the prospectus in the registration statement and related prospectus supplement for more complete information about the Company and this offering. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering are available on the SEC website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by visiting the SEC’s website, or from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by calling (612) 326-1305.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About the Company
Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs and medical devices to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, statements regarding our expectations about the timing of the public offering and with respect to granting the underwriter a 30-day option to purchase additional shares.  These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including risks and uncertainties related to completion of the public offering on the anticipated terms or at all, the satisfaction of customary closing conditions related to the public offering, and those factors detailed in the Company's filings with the U.S. Securities and Exchange Commission. Further discussion of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in our Annual Report on Form 10-K as filed on December 4, 2024, as well as other filings we make with the Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	LifeSci Advisors
Beth A. Taylor, Chief Financial Officer	Steve Halper
(765) 497-8381	(646) 876-6455
Beth.Taylor@inotiv.com	shalper@lifesciadvisors.com